UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 10, 2015

NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On February 10, 2015, NETGEAR, Inc. (the “Company”) and Michael Clegg, the Company’s former Senior Vice President and General Manager of the Service Provider Business Unit, entered into a Separation Agreement and Release (the “Separation Agreement”) with respect to Mr. Clegg’s separation from the Company. As previously reported, Mr. Clegg’s last day of employment with the Company was on February 6, 2015. As set forth in the Separation Agreement, Mr. Clegg will receive the following severance benefits in exchange for a full release of claims:

•	Continued payment of Mr. Clegg’s base salary through December 31, 2015;

•	Company-paid health insurance overage through December 31, 2015;

•
Accelerated vesting of Mr. Clegg’s equity awards that otherwise would have vested through the 14-month anniversary of his separation date (the “Vesting Date”), provided that, for purposes of such calculation, restricted stock unit awards will be considered to vest in equal monthly amounts rather than equal annual amounts;

•	Continued exercisability of Mr. Clegg’s stock option grants for three months following the Vesting Date;

•	Cost of consultation with employment counsel relating to the Separation Agreement, not to exceed $2,500; and

•	Retention of the laptop, cell phone and certain other equipment provided to Mr. Clegg in connection with his employment by the Company, for his personal use.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement and Release, dated February 10, 2015, between NETGEAR, Inc. and Michael Clegg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2015
NETGEAR, INC.

	By:	/s/ Andrew W. Kim
Andrew W. Kim
SVP of Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement and Release, dated February 10, 2015, between NETGEAR, Inc. and Michael Clegg.